Exhibit 10.31

Asset Transfer Agreement
(Translation)

Party A: Qufu Natural Green Engineering Co., Ltd. ("Qufu Natural Green", "Seller")
Party B: Na Li ("Buyer")

Through friendly negotiation, the Parties have agreed to enter into cooperation regarding Party A's transfer of asset, the Parties have agreed to the following:

1. Party A agrees to transfer its subsidiary "Qufu Shengwang Stevia Biology and Science Co., Ltd.", located at the
Qufu city Shuyuan Developmental Area International Technology Park, to Party B.

2. The parties agreed, on the execution date, Party A shall transfer all assets (and all liabilities) as an onetime transfer to Party B.

3. The parties agree the execution date shall be July 30, 2019. Party A shall execute all asset transfer registrations after receipt of the first payment (RMB 5,000,000).

4. As of the date of execution, Party B shall become the legal owner of the transferred asset, have ownership and responsibility of all rights and obligations related to the asset.

5. The Parties agreed, in accordance with the asset valuation reports, the asset transfer consideration shall be RMB 8,000,000. Party B shall be responsible for all liabilities as of Jul 30, 2019. Any asset or liability generated after this date shall have no relation to Party A.
Party B shall complete the purchase payment in 2 installments: 1, on of before Jul 30, 2019, Party B shall pay to Party A RMB 5,000,000; 2, on or before Sep 30, 2019, Party B shall pay to Party A RMB 3,000,000 (dated as the date received by Party A's bank account).

6. Party A statement, promise and guarantee the following:
6.1 Party A is a limited liability company established under the laws of China and is in good standing, has all necessary rights and ability to execute this agreement and perform all obligations and responsibility under the terms of this agreement. This agreement upon execution is binding to Party A legally and effectively.
6.2 Party A has legal, complete ownership and controlling rights to the relevant asset, and have the rights to execute this agreement and transfer entire or any part of the transferred asset, this asset and any rights relevant to this asset is not limited to any other first rights of refusal or other similar type of rights. After completing the asset transfer, Party B shall have all rights as the owner of the asset and have the rights to transfer or disposal of the asset and the assets has no limitation, collateralization, lien placed upon it or any third party limitation due to its establishment or any regulation of China laws.
6.3 Party A guarantees its ownership of the asset as of current and up until the execution date of this agreement. Other than any already disclosed to Party B, there are no other collateralization, guarantee or any other third party rights or limitations that may result in any negative effect to the rights and value of the above asset and the ability of its operation, transfer, disposal actions.
6.4 Other than those clearly disclosed to Party B in writing, Party A does not have any other ongoing asset transfer where Party A is a party of or the target is any part of the transfer asset, such as any negative ruling or judgement against Party A or individual or combine transfer of assets, or any litigation, arbitration or administrative procedure what may result in material negative effect to the operation or asset status of the transfer asset.
6.5 Party A shall property cooperate with Party B in completing all necessary process and related matter of the asset transfer stated in this agreement in accordance with the laws and regulations.

7. Party B statement, promise and guarantee the following:
7.1 Party B shall properly maintain and use the transfer asset, operate in legal activities.
7.2 Party B shall property cooperate with Party A in completing all necessary process and related matter of the asset transfer stated in this agreement in accordance with the laws and regulations.
7.3 Pay to Party A the purchase payments in accordance to the terms of this agreement.

8. Confidentiality: Other than required by China's law and regulation, or otherwise agree upon in writing, before and after the execution of this agreement, the parties shall not disclose this agreement's content to any other third party.

9. Breach of contract: If either party violates any of the statement, promise, or guarantees stated in this agreement, or violates any terms of this agreement shall be deem as in breach of contract, the party breaching of contract shall pay to the other party a full penalty or sufficient compensation.

10. Party A and B agrees, this agreement is effective as of the signing and seal of the party's authorized signer.

11. Resolution of dispute: Any dispute arising from the execution of this agreement or related to this agreement, shall be resulted through friendly negotiation, if negotiation is unsuccessful, litigation shall be done through the Qufu People's Court.

12. The Parties agree, any tax of fees arising from the execution of this agreement, shall be pay in accordance with China's laws and regulations.

13. This agreement shall have 2 copies of the same format, each party shall hold one copy. Both copies are legally binding.

Party A: Qufu Natural Green Engineering Co., Ltd.
/s/ <Seal>

Party B: Na Li
/s/ Na Li

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